                                                                   Exhibit 10.40


                           LOAN AND SECURITY AGREEMENT


                                  by and among


                    CONGRESS FINANCIAL CORPORATION (WESTERN)
                                    as Lender


                                       and


                          DECKERS OUTDOOR CORPORATION,
                   DECKERS OUTDOOR CORPORATION INTERNATIONAL,
                               SIMPLE SHOES, INC.,
                               UGG HOLDINGS, INC.
                                       and
                                 HEIRLOOMS, INC.
                           collectively, as Borrowers


                             Dated: January 21, 1999


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
                                TABLE OF CONTENTS

                                                                                          Page
SECTION 1.   DEFINITIONS....................................................................1

SECTION 2.   CREDIT FACILITIES.............................................................11

        2.1    Revolving Loans.............................................................11

        2.2    Letter of Credit Accommodations.............................................15

SECTION 3.   INTEREST AND FEES.............................................................17

        3.1    Interest....................................................................17

        3.2    Closing Fee.................................................................18

        3.3    Loan Servicing Fee..........................................................18

        3.4    Unused Line Fee.............................................................19

        3.5    Compensation Adjustment.....................................................19

SECTION 4.   CONDITIONS PRECEDENT AND SUBSEQUENT...........................................21

        4.1    Conditions Precedent to Initial Loans and the Letter of Credit
               Accommodations..............................................................21

        4.2    Conditions Precedent to All Loans and Letter of Credit Accommodations.......23

        4.3    Condition Subsequent to All Loans and Letter of Credit Accommodations.......24

SECTION 5.   GRANT OF SECURITY INTEREST....................................................24

SECTION 6.   COLLECTION AND ADMINISTRATION.................................................25

        6.1    Borrowers' Loan Accounts....................................................25

        6.2    Statements..................................................................25

        6.3    Collection of Accounts......................................................25

        6.4    Payments....................................................................26

        6.5    Authorization to Make Loans.................................................27

        6.6    Use of Proceeds.............................................................27

SECTION 7.   COLLATERAL REPORTING AND COVENANTS............................................27

        7.1    Collateral Reporting........................................................27

        7.2    Accounts Covenants..........................................................28

        7.3    Inventory Covenants.........................................................29

        7.4    Equipment Covenants.........................................................31

        7.5    Power of Attorney...........................................................31

        7.6    Right to Cure...............................................................32

        7.7    Access to Premises..........................................................32


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
SECTION 8.   REPRESENTATIONS AND WARRANTIES................................................32

        8.1    Corporate Existence, Power and Authority; Subsidiaries......................33

        8.2    Financial Statements; No Material Adverse Change............................33

        8.3    Chief Executive Office; Collateral Locations................................33

        8.4    Priority of Liens; Title to Properties......................................33

        8.5    Tax Returns.................................................................34

        8.6    Litigation..................................................................34

        8.7    Compliance with Other Agreements and Applicable Laws........................34

        8.8    Bank Accounts...............................................................34

        8.9    Environmental Compliance....................................................34

        8.10   Employee Benefits...........................................................35

        8.11   Accuracy and Completeness of Information....................................36

        8.12   Survival of Warranties; Cumulative..........................................36

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS............................................36

        9.1    Maintenance of Existence....................................................36

        9.2    New Collateral Locations....................................................36

        9.3    Compliance with Laws, Regulations, Etc......................................37

        9.4    Payment of Taxes and Claims.................................................37

        9.5    Insurance...................................................................38

        9.6    Financial Statements and Other Information..................................38

        9.7    Sale of Assets, Consolidation, Merger, Dissolution, Etc.....................39

        9.8    Encumbrances................................................................40

        9.9    Indebtedness................................................................40

        9.10   Loans, Investments, Guarantees, Etc.........................................41

        9.11   Dividends and Redemptions...................................................42

        9.12   Transactions with Affiliates................................................42

        9.13   Additional Bank Accounts....................................................42

        9.14   Compliance with ERISA.......................................................43

        9.15   Year 2000 Compliance........................................................43

        9.16   Adjusted Net Worth..........................................................43

        9.17   Costs and Expenses..........................................................44


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                                TABLE OF CONTENTS
                                   (continued)

                                                                                          Page
        9.18   Further Assurances..........................................................44

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES................................................45

        10.1   Events of Default...........................................................45

        10.2   Remedies....................................................................47

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
                    GOVERNING LAW..........................................................48

        11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.......48

        11.2   Waiver of Notices...........................................................49

        11.3   Amendments and Waivers......................................................49

        11.4   Indemnification.............................................................50

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS..............................................50

        12.1   Term........................................................................50

        12.2   Notices.....................................................................51

        12.3   Partial Invalidity..........................................................52

        12.4   Successors..................................................................52

        12.5   Entire Agreement............................................................52

        12.6   Publicity...................................................................52

SECTION 13.  JOINT AND SEVERAL LIABILITY AND SURETYSHIP WAIVERS............................52

        13.1   Independent Obligations; Subrogation........................................52

        13.2   Authority to Modify Obligations and Security................................53

        13.3   Waiver of Defenses..........................................................53

        13.4   Exercise of Lender's Rights.................................................54

        13.5   Additional Waivers..........................................................54

        13.6   Additional Indebtedness.....................................................54

        13.7   Notices, Demands, Etc.......................................................54

        13.8   Subordination...............................................................55

        13.9   Revival.....................................................................55

        13.10  Understanding of Waivers....................................................55

        13.11  Limited Liability...........................................................56


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
Exhibit A                                          Information Certificate

Schedule 8.4                                       Other Liens

Schedule 8.8                                       Bank Accounts

Schedule 8.9                                       Environmental Disclosure

                           LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement dated January 21, 1999 is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender") and DECKERS OUTDOOR CORPORATION, a Delaware corporation ("DOC"), DECKERS OUTDOOR CORPORATION INTERNATIONAL, a Delaware corporation ("DOCI"), SIMPLE SHOES, INC., a California corporation ("SSI"), UGG HOLDINGS, INC., a California corporation ("UHI"), and HEIRLOOMS, INC., a California corporation ("Heirlooms") (DOC, DOCI, SSI, UHI and Heirlooms, collectively referred to herein as "Borrowers" and individually, a "Borrower").

                              W I T N E S S E T H:

        WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with each Borrower pursuant to which Lender may make loans and provide other financial accommodations to each Borrower and each Borrower shall be jointly and severally liable for the obligations of the other Borrowers hereunder; and

        WHEREAS, DOCI, SSI, UHI and Heirlooms are subsidiaries of DOC and DOC with DOCI, SSI, UHI and Heirlooms are interrelated entities which, collectively constitute an integrated footwear and apparel production and distribution operation, with DOC operating such subsidiaries in coordination with its own operations; and

        WHEREAS, the directors of DOC, DOCI, SSI, UHI and Heirlooms view the entities as sufficiently dependent upon each other and so interrelated that any advances made by Lender hereunder to any of the constituent entities would benefit all of the constituent entities as a result of their consolidated operations and identity of interests; and

        WHEREAS, DOC, DOCI, SSI, UHI and Heirlooms have each requested that Lender treat them as co-Borrowers hereunder, jointly and severally responsible for the obligations hereunder of each other Borrower except as provided in
Section 13.11 hereof; and

        WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and each Borrower (with each Borrower acting and being obligated jointly and severally with each other) agree as follows:

SECTION 1. DEFINITIONS.

        All terms used herein which are defined in Article 1 or Article 9 of the California Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to a Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

        1.1 "Accounts" shall mean all present and future rights of a Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

        1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

        1.3 "Adjusted Net Worth" shall mean as to any Borrower, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Borrower and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Borrower and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Borrower and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Borrower and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender less (c) intangibles of such Borrower and its subsidiaries.

        1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to a Borrower, under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, including, without limitation, the mix in size, age or style of such Borrower's Inventory, (ii) the assets,


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
business or prospects of such Borrower or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of such Borrower to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, Lender shall establish an Availability Reserve in the aggregate amount of Eight Hundred Thousand Dollars ($800,000) until such time that Lender has received a lien search reflecting Lender's first priority security interest in any and all Inventory located in Canada. Such Availability Reserve shall be allocated among the Borrowers owning such Inventory.

        1.5 "Blocked Account" shall have the meaning set forth in Section 6.3 hereof.

        1.6 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a "Business Day" shall relate to any Eurodollar Rate Loan, the term "Business Day" shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar market.

        1.7 "Closing Date" shall mean the date of the first to occur of the making of the initial Loans or the issuance of the initial Letter of Credit Accommodation to or on behalf of any Borrower.

        1.8 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

        1.9 "Collateral" shall have the meaning set forth in Section 5 hereof.

        1.10 "Deckers Europe" shall mean Deckers Europe, B.V., a private company with limited liability organized under the laws of the Netherlands.

        1.11 "Deckers Japan" shall mean Deckers Japan, Inc., a corporation organized under the laws of the State of California.

        1.12 "Eligible Accounts" shall mean as to any Borrower, Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. Accounts of a Borrower shall be Eligible Accounts of such Borrower if:

               (a) such Accounts arise from the actual and bona fide sale and delivery (based upon terms of shipment) of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;


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
               (b) such Accounts are not unpaid more than sixty (60) days past the original due date thereof or are not unpaid more than one hundred twenty
(120) days after the date of the original invoice for them (other than Accounts described in Section 1.12(c) hereof);

               (c) such Accounts are originally subject to extended payment terms; provided, that (i) such Accounts are not unpaid more than thirty (30) days past the original due date thereof or are not unpaid more than one hundred fifty (150) days from the original invoice date and (ii) such Accounts are not owed by an account debtor who has Accounts unpaid more than thirty (30) days past the original due date thereof or unpaid more than one hundred fifty (150) days from the original invoice for them which constitute more than fifty percent (50%) of the total Accounts of such account debtor; provided, however, no more than Eight Million Five Hundred Thousand Dollars ($8,500,000) of aggregate Revolving Loans advanced against all such Eligible Accounts with extended payment terms shall be outstanding at any time and Lender may reasonably establish a minimum amount of each Account with extended payment terms in order for it to be an Eligible Account;

               (d) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada, or if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) with respect to an Account of an account debtor whose chief executive office is located in Europe, such Account is subject to credit insurance payable to Lender and on terms and in an amount acceptable to Lender and is guaranteed as to payment or is factored and in either case by a factor acceptable to Lender pursuant to a factoring agreement, in form and substance reasonably satisfactory to Lender and such factor has entered into an intercreditor agreement with Lender, in form and substance reasonably satisfactory to Lender, or (iv) such Account is otherwise acceptable in all respects to Lender (subject to the terms and conditions set forth in Section 2.1(g) hereof and such lending formulas and sublimit amounts with respect thereto as Lender may determine);

               (g) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by all Borrowers collectively to such account debtor or claimed owed by such account debtor will be deemed Eligible Accounts of such Borrower);

               (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an executive officer of such Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

               (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

               (n) such Accounts of a single account debtor or its affiliates do not constitute more than ten percent (10%) of all otherwise Eligible Accounts of all Borrowers in the aggregate (but the portion of the Accounts of the Borrowers not in excess of such percentage will be deemed Eligible Accounts of the Borrowers);

               (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days past the original due date thereof or unpaid more than one hundred twenty (120) days after the date of the original invoice for them (other than Accounts described in Section 1.12(c) hereof) which constitute more than fifty percent (50%) of the total Accounts of such account debtor; and

               (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as reasonably determined by Lender.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

        1.13 "Eligible Assignee" shall mean a financial institution acceptable to Lender organized under (a) the laws of the United States of America, or any State thereof or (b) the laws of any other country which is a member of the Organization for Economic Corporation and Development, or a political subdivision of any such country, provided that such bank is acting through a branch, subsidiary or agency located in the United States of America.

        1.14 "Eligible In-Transit Inventory" shall mean as to any Borrower, Inventory owned by such Borrower consisting of footwear and apparel finished goods in transit on the water from an overseas port of shipping to Borrower which (a) are subject to bailee agreements, bills of lading, documents of title, warehouse receipts or other documentation, which documentation is in possession and control of Lender or its agent; (b) are insured in a manner acceptable to Lender; and (c) meet all other eligibility criteria set forth in the definition of "Eligible Inventory"; provided, however, the aggregate amount of Revolving Loans outstanding advanced against all Eligible In-Transit Inventory of all Borrowers shall not exceed Eight Million Dollars ($8,000,000) during the period commencing November 15 and ending April 15 of each calendar year and Five Million Dollars ($5,000,000) during the remaining portion of each calendar year. General criteria for Eligible In-Transit Inventory may be established and revised from time to time by Lender in its reasonable credit judgment. Any Inventory in transit which is not Eligible In-Transit Inventory shall nevertheless be part of the Collateral.

        1.15 "Eligible Inventory" shall mean as to any Borrower, Inventory consisting of footwear and apparel finished goods held for resale in the ordinary course of the business of such Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials; (b) work-in-process; (c) components which are not part of finished goods; (d) spare parts for equipment; (e) packaging and shipping materials; (f) supplies used or consumed in such Borrower's business;
(g) Inventory at premises other than those owned and controlled by such Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (h) Inventory in transit (other than Eligible In-Transit Inventory); (i) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (j) bill and hold goods; (k) unserviceable, obsolete or slow moving Inventory; (l) Inventory which has been produced as finished goods and remains unsold more than the lesser of six (6) months or one (1) selling season, the period for which shall be determined by Lender in its reasonable discretion;
(m) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (n) returned, damaged and/or defective Inventory;
(o) Inventory at premises located outside the United States of America or Canada (provided, that, Inventory located in Canada must be located at a warehouse, the owner or operator of which has entered into a bailee agreement in favor of Lender, in form and substance satisfactory to Lender, in order for such Inventory to be deemed Eligible Inventory); and (p) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its reasonable credit judgment. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

        1.16 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

        1.17 "Equipment" shall mean all of a Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

        1.18 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

        1.19 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its affiliates under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

        1.20 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected collectively by Borrowers and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the aggregate principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

        1.21 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

        1.22 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

        1.23 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to:

               (a) the lesser of (i) the aggregate amount of the Revolving Loans available to Borrowers as of such time (based on the applicable advance rates set forth in Sections 2.1(a)(i) or 2.1(a)(ii) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and
(ii) the Maximum Credit, minus


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
               (b) the sum of: (i) the aggregate amount of all then outstanding and unpaid Obligations, (ii) the aggregate amount of all trade payables of Borrowers which are more than thirty (30) days past due as of such time, (iii) the aggregate amount of Borrowers' book overdrafts, and (iv) the aggregate amount of Borrowers' past due lease and notes payable.

        1.24 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.25 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

        1.26 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

        1.27 "Holbrook" shall mean Holbrook, Ltd., a limited company organized under the laws of Hong Kong.

        1.28 "Information Certificate" shall mean as to any Borrower, the Information Certificate of such Borrower collectively constituting Exhibit A hereto containing material information with respect to such Borrower, its business and assets provided by or on behalf of such Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

        1.29 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may collectively elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

        1.30 "Interest Rate" shall mean, as to Prime Rate Loans, a rate per annum equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of two percent (2%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period collectively selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that, the Interest Rate shall mean the rate of two percent (2%) per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four percent (4%) per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against any Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to a Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

        1.31 "Inventory" shall mean all of a Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.
        1.32 "Inventory Advance Rate" shall mean as to any Borrower, the advance rate applicable to the Eligible Inventory of such Borrower as determined in accordance with Section 2.1 hereof.

        1.33 "Inventory Maximum Credit" shall mean the amount of Twenty Five Million Dollars ($25,000,000).

        1.34 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued, opened or provided by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

        1.35 "Loans" shall mean the Revolving Loans.

        1.36 "Maximum Credit" shall mean, with reference to the Revolving Loans and the Letter of Credit Accommodations, the amount of Fifty Million Dollars ($50,000,000).

        1.37 "Net Amount of Eligible Accounts" shall mean as to any Borrower, the gross amount of Eligible Accounts of such Borrower less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

        1.38 "Obligations" shall mean any and all Revolving Loans, the Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower (or Borrowers) to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower (or Borrowers) under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

        1.39 "Obligor" shall mean Holbrook, Deckers Japan, Deckers Europe, Phillipsburg, Picante and any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

        1.40 "OLV" shall mean, with respect to Inventory, the orderly liquidation value (net of liquidation expenses) as determined by Lender and in part based upon the written reports or appraisals as to Inventory heretofore delivered to Lender and hereafter delivered to Lender pursuant to Section 7.3
(d) hereof.

        1.41 "Participant" shall mean any Eligible Assignee which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

        1.42 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

        1.43 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

        1.44 "Phillipsburg" shall mean Phillipsburg, Limited, a limited company organized under the laws of Hong Kong.

        1.45 "Picante" shall mean Picante, S.A., a sociedad anonima organized under the laws of Guatemala.

        1.46 "Prime Rate" shall mean the rate from time to time publicly announced by the Reference Bank from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

        1.47 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

        1.48 "Records" shall mean all of a Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower with respect to the foregoing maintained with or by any other person).

        1.49 "Reference Bank" shall mean First Union National Bank, or its successors, or such other bank as Lender may from time to time designate.

        1.50 "Renewal Date" shall have the meaning set forth in Section 12.1(a) hereof.

        1.51 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of any Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

        1.52 "Teva License Agreement" shall mean collectively (a) that certain License Agreement dated as of March 13, 1991 between Mark Thatcher, an individual doing business as TEVA Sport Sandals, and DOC and (b) that certain License Agreement for Europe dated as of November 15, 1991 between Mark Thatcher, an individual doing business as TEVA Sport Sandals, and DOC, as all of the foregoing now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.53 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost under the first-in-first-out method, net of vendor discounts or (b) market value.

SECTION 2. CREDIT FACILITIES.

        2.1 Revolving Loans.

               (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to DOC from time to time in amounts requested by DOC up to the amount equal to the sum of:

                      (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of DOC, plus

                      (ii) the lesser of: (A) sixty-five percent (65%) of the Value of Eligible Inventory (including Eligible In-Transit Inventory) of DOC; or
(B) eighty-five percent (85%) of the OLV of Eligible Inventory (including Eligible In-Transit Inventory) of DOC; minus

                      (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations for the account of DOC, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

                      (iv) any Availability Reserves with respect to DOC.

               (b) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to DOCI from time to time in amounts requested by DOCI up to the amount equal to the sum of:

                      (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of DOCI, plus

                      (ii) the lesser of: (A) sixty-five percent (65%) of the Value of Eligible Inventory (including Eligible In-Transit Inventory) of DOCI; or (B) eighty-five percent (85%) of the OLV of Eligible Inventory (including Eligible In-Transit Inventory) of DOCI; minus

                      (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations for the account of DOCI, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

                      (iv) any Availability Reserves with respect to DOCI.

               (c) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to SSI from time to time in amounts requested by SSI up to the amount equal to the sum of:

                      (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of SSI, plus

                      (ii) the lesser of: (A) sixty-five percent (65%) of the Value of Eligible Inventory (including Eligible In-Transit Inventory) of SSI; or
(B) eighty-five percent (85%) of the OLV of Eligible Inventory (including Eligible In-Transit Inventory) of SSI; minus

                      (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations for the account of SSI, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

                      (iv) any Availability Reserves with respect to SSI.

               (d) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to UHI from time to time in amounts requested by UHI up to the amount equal to the sum of:

                      (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of UHI, plus

                      (ii) the lesser of: (A) sixty-five percent (65%) of the Value of Eligible Inventory (including Eligible In-Transit Inventory) of UHI; or
(B) eighty-five percent (85%) of the OLV of Eligible Inventory (including Eligible In-Transit Inventory) of UHI; minus

                      (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations for the account of UHI, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

                      (iv) any Availability Reserves with respect to UHI.

               (e) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Heirlooms from time to time in amounts requested by Heirlooms up to the amount equal to the sum of:

                      (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts of Heirlooms, plus

                      (ii) the lesser of: (A) sixty-five percent (65%) of the Value of Eligible Inventory (including Eligible In-Transit Inventory) of Heirlooms; or (B) eighty-five percent (85%) of the OLV of Eligible Inventory (including Eligible In-Transit Inventory) of Heirlooms; minus

                      (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations for the account of Heirlooms, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

                      (iv) any Availability Reserves with respect to Heirlooms.

               (f) Lender may, in its discretion, from time to time, upon not less than ten (10) Business Days prior notice to Borrowers:

                      (i) reduce the lending formula(s) with respect to Eligible Accounts of any Borrower to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts of such Borrower or the aggregate Accounts of all Borrowers (based on the ratio of (1) the aggregate amount of reductions in such Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased above five percent (5%) in the aggregate during any three (3) month period ended on the last day of the immediately preceding month as of the date of determination (in which case the lending formula(s) with respect to Eligible Accounts of each Borrower shall be reduced by one percent (1%) for each percent that dilution exceeds five percent (5%)) or for which dilution may be reasonably anticipated to increase in any material respect above historical levels; or (B) the general creditworthiness of account debtors has declined; or

                      (ii) reduce the lending formula(s) with respect to Eligible Inventory of any Borrower to the extent that Lender determines that:
(A) the number of days of the turnover, age or the mix, of the Inventory of such Borrower or the aggregate Inventory of all Borrowers for any period has changed in any materially adverse respect; or (B) the liquidation value of the Eligible Inventory of such Borrower or the aggregate Inventory of all Borrowers, or any category thereof, has decreased in any material respect; or (C) the nature and quality of the Inventory of such Borrower or the aggregate Inventory of all Borrowers has deteriorated in any material respect.

In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves and may allocate any such consideration to such Borrower or Borrowers that it deems appropriate.

               (g) Except in Lender's discretion, (i) the aggregate amount of the Loans, the Letter of Credit Accommodations and other Obligations of all Borrowers outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate amount of Revolving Loans outstanding at any time advanced against all Eligible Inventory of all Borrowers shall not exceed the Inventory Maximum Credit and (iii) the aggregate amount of Revolving Loans outstanding at any time advanced against all Eligible Inventory consisting of Inventory of all Borrowers within the "Simple" product line shall not exceed Eight Million Dollars ($8,000,000). In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations and other Obligations, exceeds the amounts available under the lending formulas set forth in Section 2.1(a) hereof, the sublimits for Letter of Credit Accommodations set forth in
Section 2.2(d), any other sublimits with respect to specific types of Eligible Accounts or Eligible Inventory, the Inventory Maximum Credit or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

               (h) Lender may from time to time provide Revolving Loans advanced against a Borrower's Inventory located in the Netherlands and a Borrower's foreign Accounts, the account debtor of which is located outside the United States of America or Canada, provided, that each Borrower and Lender shall have entered into an Amendment to this Agreement, in form and substance satisfactory to Lender, which shall set forth the terms and conditions to which Lender shall provide such Revolving Loans, Lender and its counsel shall be satisfied that Lender has valid, perfected and first priority security interests in and liens upon such Inventory located in the Netherlands and such foreign Accounts, subject only to the security interests and liens permitted herein or in the other Financing Agreements, and such Inventory and Accounts meet the other eligibility requirements for Eligible Inventory (other than the requirement that the Inventory be located at a premises within the United States or Canada) and Eligible Accounts, respectively, set forth herein.

        2.2 Letter of Credit Accommodations.

               (a) Subject to, and upon the terms and conditions contained herein, at the request of any Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower requesting such Letter of Credit Accommodation pursuant to this
Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter percent (1.25%) per annum on the daily aggregate outstanding balance of all Letter of Credit Accommodations for such Borrower for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that such letter of credit fee shall be increased, at

Lender's option without notice, to three and one-quarter percent (3.25%) per annum for the period on or after the date of termination or non-renewal of this Agreement, or the date of the occurrence of an Event of Default. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of each Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

               (c) No Letter of Credit Accommodations shall be available to a Borrower requesting such Letter of Credit Accommodation unless on the date of the proposed issuance of such Letter of Credit Accommodations, the Revolving Loans available to such Borrower (subject to the Inventory Maximum Credit, the Maximum Credit and any Availability Reserves) are equal to or greater than:

                      (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of: (A) the product of the Value of such Eligible Inventory multiplied by one minus the Inventory Advance Rate of such Borrower under Section 2.1 as applicable, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America or Canada; and

                      (ii) if the proposed Letter of Credit Accommodation is for standby letters of credit guaranteeing the purchase of Eligible Inventory or for any other purpose, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to a Borrower requesting such Letter of Credit Accommodation shall be reduced by the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii); provided, however, with respect to Letter of Credit Accommodations provided to indemnify Wells Fargo Bank, N.A. for open documentary letters of credit issued prior to date hereof, the amount of Revolving Loans available to a Borrower requesting such Letter of Credit Accommodation shall be reduced by an amount equal to the face amount of such Letter of Credit Accommodation allocated to such Borrower by Lender (based upon the aggregate amount of Letters of Credit issued on behalf of such Borrower as an account party) multiplied by one minus the applicable Inventory Advance Rate of such Borrower under Section 2.1.

               (d) Except in Lender's discretion, the aggregate amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith for all Borrowers shall not at any time exceed Fifteen Million Dollars ($15,000,000). At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, each Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to such Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

               (e) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, unless such losses, claims, damages, liabilities, costs and expenses arise from Lender's gross negligence or willful misconduct. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise, unless caused by the gross negligence or willful misconduct of Lender, with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

               (f) Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of such Borrower. Lender shall have the sole and exclusive right and authority to, and no Borrower shall: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

               (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by each Borrower to Lender and to apply in all respects to each Borrower.

SECTION 3. INTEREST AND FEES.

        3.1 Interest.

               (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

               (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrower for Eurodollar Rate Loans,
(iv) no more than four (4) Interest Periods may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to eighty percent (80%) of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding in the aggregate during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to any Borrower under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by any Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

        3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee Two Hundred Fifty Thousand Dollars ($250,000) which fee shall be fully earned as of and payable on the Closing Date. Such closing fee shall be allocated among Borrowers as determined by Lender and payable by Borrowers in accordance with such allocation.

        3.3 Loan Servicing Fee. Borrowers collectively shall pay to Lender a monthly loan servicing fee in an aggregate amount equal to Two Thousand Dollars ($2,000) each month, plus reasonable out-of-pocket costs and expenses, in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of the date hereof and on the first day of each month hereafter, and payable in advance, with the first of such monthly payments payable on the date hereof and on the first day of each month hereafter; provided, however, in the event that any Loans are advanced by Lender to any Borrower against any factored Eligible Account or Eligible Inventory located in Europe, such service fee shall increase to Four Thousand Dollars ($4,000) per month. Such loan servicing fee shall be allocated among Borrowers as determined by Lender and payable by Borrowers in accordance with such allocation.

        3.4 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee equal to a rate of one-quarter of one percent (0.25 %) per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the aggregate outstanding Revolving Loans and Letter of Credit Accommodations for all Borrowers during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears. Such unused line fee shall be allocated among Borrowers as determined by Lender and payable by Borrowers in accordance with such allocation.

        3.5 Compensation Adjustment.

               (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or compliance by Lender or any Participant therewith:

                      (i) subjects Lender to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding franchise taxes imposed upon, and taxation of the overall net income of, Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

                      (ii) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant, or

                      (iii) imposes any other condition the result of which is to increase the cost to Lender or any Participant of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

                      (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant reasonably determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Lender or any Participant on the Loans or Letter of Credit Accommodations, then upon demand by Lender, Borrowers shall pay to Lender, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

               (b) A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined. In determining any additional amounts due from Borrowers under this Section 3.5, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans and commitments under this Agreement by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this
Section 3.5.

        3.6 Changes in Laws and Increased Costs of Loans.

               (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any reasonable loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such reasonable loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

               (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any additional reasonable loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any reasonable loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT AND SUBSEQUENT.

        4.1 Conditions Precedent to Initial Loans and the Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination of any interest in and to any assets and properties of each Borrower, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements and Lender shall have satisfied itself that it has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

               (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

               (d) Lender shall have completed an updated field review of the Records and of such other financial information, projections, budgets, business plans, cash flows as Lender shall reasonably request from time to time, including, but not limited to, current agings of receivables, current perpetual inventory records and/or rollforwards of Accounts and Inventory through the date of closing (including test counts of the Inventory by a third party acceptable to Lender), together with supporting documentation, including documentation with respect to Inventory in-transit, goods in bonded warehouses or at other third-party locations, that will enable Lender to accurately identify and verify the Eligible Inventory at or before the Closing Date in a manner satisfactory to Lender, the results of which shall be satisfactory to Lender;

               (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

               (f) each of Holbrook, Deckers Japan, Deckers Europe, Phillipsburg, and Picante shall have duly executed and delivered to Lender, in form and substance satisfactory to Lender, a guarantee of the Obligations;

               (g) Lender shall have received, in form and substance satisfactory to Lender, a Stock Pledge Agreement executed by Robert W. Eason, an individual, pledging all of his capital stock of Heirlooms as security for the Obligations;

               (h) any holders of a security interest in any Borrower's assets, including, without limitation, vendors of inventory of such Borrower, shall have executed and delivered terminations, intercreditor and/or subordination agreements in form and substance satisfactory to Lender;

               (i) Lender shall have received audited financial statements of each Borrower, on a consolidated basis, and the accompanying notes thereto, for the fiscal year ended December 31, 1997, together with the unqualified opinion a certified public accountant acceptable to Lender that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of such Borrower for the fiscal year then ended;

               (j) Lender shall have received unaudited financial statements of each Borrower having any subsidiaries, on a consolidating basis, for the fiscal year ended December 31, 1997, in detail reasonably satisfactory to Lender, fairly presenting the financial position and the results of operations of such Borrower and its subsidiaries for the fiscal year then ended;

               (k) Lender shall have received, in form and substance satisfactory to Lender, consolidated pro-forma balance sheets of each Borrower reflecting the initial transactions contemplated hereunder, including, but not limited to, the Loans and Letter of Credit Accommodations provided by Lender to such Borrower on the Closing Date and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of such Borrower, stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

               (l) Lender shall have received the latest available certified public accountant management letter;

               (m) Lender shall have received and reviewed to its satisfaction any and all licensing agreements to which any Borrower is a party, including without limitation the Teva License Agreements, together with a schedule setting forth the expiration dates of each of such licensing agreements and such consents by any party thereto as Lender deems necessary to perfect Lender's first priority security interests in such licensing agreements and to exercise its remedies provided hereunder;

               (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

               (o) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Deckers Japan with respect to the Financing Agreements and such other matters as Lender may request;

               (p) the Excess Availability as determined by Lender as of the Closing Date, shall be not less than an amount acceptable to Lender after giving effect to the initial Loans made or to be made hereunder and the payment of all fees and expenses payable upon the consummation of the initial transactions contemplated by this Agreement;

               (q) Lender shall have received, in form and substance satisfactory to Lender and its counsel, the assignment of all of each Borrower's rights in registered patents, trademarks, service marks and copyrights, as Collateral hereunder, on Lender's standard forms of Collateral Assignments; and

               (r) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

        4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to any Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

               (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

        4.3 Condition Subsequent to All Loans and Letter of Credit Accommodations. Performance of the following conditions shall be completed within the time frame set forth below, and the failure to satisfy any condition with the time frame will constitute an Event of Default hereunder:

               (a) as soon as practicable, but in no event later than thirty
(30) days after the Closing Date, Borrowers shall deliver to Lender the bylaws of UHI duly certified as the true, correct and complete bylaws of UHI by the Secretary of UHI.

               (b) on or before January 30, 1999, Lender shall have received, in form and substance satisfactory to Lender, executed copies of Blocked Account Agreements with respect to each Borrower, pursuant to Section 6.3(a) hereof, among Lender, such Borrower and Wells Fargo Bank, N.A.; and

               (c) as soon as practicable, but in no event later than thirty
(30) days after the Closing Date, Borrowers shall deliver or cause to be delivered to Lender all original stock certificates evidencing the shares issued to Robert W. Eason, an individual, and pledged to Lender, together with undated Stock Powers, executed in blank by Robert W. Eason with respect to such shares.

SECTION 5. GRANT OF SECURITY INTEREST.

        To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

        5.1 Accounts and other indebtedness owed to such Borrower;

        5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, federal and state tax refunds and credits, letters of credit, proceeds of letters of credit, bankers' acceptances and guaranties;

        5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

        5.4 Inventory;

        5.5 Equipment;

        5.6 Records; and

        5.7 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6. COLLECTION AND ADMINISTRATION.

        6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) for each Borrower on its books in which shall be recorded (a) all Loans, all Letter of Credit Accommodations and all other Obligations and the Collateral with respect to such Borrower, (b) all payments made by or on behalf of such Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, reasonable fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

        6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in each Borrower's loan account(s) maintained by Lender for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by each Borrower and conclusively binding upon each Borrower as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of any Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in each Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

        6.3 Collection of Accounts.

               (a) Each Borrower shall establish and maintain, at its expense, a blocked account or lockboxes and related blocked accounts (in either case, each a "Blocked Account" and collectively the "Blocked Accounts"), as Lender may specify, with such bank or banks as are acceptable to Lender into which such Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral (including, without limitation, any federal or state tax refunds or credits) in the identical form in which such payments are made, whether by cash, check or other manner. Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"). Each Borrower agrees that all amounts deposited in the Blocked Account(s) or other funds received and collected by Lender, whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of Lender.

               (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account, or one
(1) Business Day following the date of receipt of funds that are not immediately available to Lender in the Payment Account, as applicable. For purposes of calculating the amount of the Revolving Loans available to each Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, cash, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or from sales of Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall any such monies, checks, notes, drafts or other payments be commingled with any Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Lender was a result of Lender's gross negligence or willful misconduct. The obligation of each Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

        6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from any Borrower or for the account of any Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations owed by such Borrower, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements and owed by a Borrower may be charged directly to the loan account(s) of such Borrower. Each Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations to a Borrower based upon telephonic or other instructions received from anyone purporting to be an officer of such Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 10:30 a.m. (Los Angeles time) on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

        6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to any Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the Closing Date and (b) reasonable costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS.

        7.1 Collateral Reporting. Each Borrower shall provide Lender with the following documents of such Borrower in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis, on or before the tenth (10th) Business Day of such month for the immediately preceding month or more frequently as Lender may reasonably request, (i) perpetual inventory reports,
(ii) inventory reports by major category and (iii) agings of accounts payable, lease payables and other payables; (c) within thirty (30) days after the end of each fiscal quarter, a report setting forth any new patents, trademark registrations or copyright registrations and any applications for any of the foregoing; (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by such

Borrower; (e) agings of accounts receivable on a monthly basis or more frequently as Lender may reasonably request; and (f) such other reports as to the Collateral or other property which is security for the Obligations as Lender shall reasonably request from time to time. If any of a Borrower's records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

        7.2 Accounts Covenants.

               (a) Borrowers shall include in its collateral reporting to Lender pursuant to Section 7.1 hereof: (i) any material delay in any Borrower's performance of any of its obligations to account debtors or the assertion of any claims, offsets, defenses or counterclaims by account debtors, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor of a Borrower except in the ordinary course of such Borrower's business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, any Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor of such Borrower in the ordinary course of such Borrower's business in accordance with its most recent past practices and policies. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

               (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall include in its collateral reporting to Lender pursuant to Section 7.1 hereof, any returns of Inventory by account debtors. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, each Borrower shall, upon Lender's request,
(i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

               (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

               (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

               (f) Lender may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors to make payments of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof or for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts due from such account debtor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

        7.3 Inventory Covenants. With respect to the Inventory:

               (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto;

               (b) Borrowers shall cause a third party firm acceptable to Lender to conduct a physical count of the Inventory, in form and detail reasonably acceptable to Lender and consistent with Borrowers' past practices, at a minimum of once every twelve (12) months but at any time as Lender may request upon the occurrence of an Event of Default, and promptly following such physical count such firm shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count;

               (c) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location;

               (d) upon Lender's request, Borrowers shall, at their expense, no more than twice in any twelve (12) month period, but at any time or times as Lender may request upon the occurrence of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may revise the definition of "Eligible Inventory" hereunder or establish Availability Reserves as Lender may deem advisable in its sole discretion based upon the results of such updated appraisals);

               (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

               (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

               (g) no Borrower shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate a Borrower to repurchase such Inventory;

               (h) each Borrower shall keep the Inventory in good and marketable condition;

               (i) no Borrower shall, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval;

               (j) each Borrower shall cause First Union National Bank (as Lender's agent) to be named as consignee on any and all import documentation relating to the Inventory, including, without limitation, all forwarder cargo receipts and bills of lading, all in form and substance satisfactory to Lender and adequate as determined by Lender, to perfect Lender's first priority security interest in such documents of title and the Inventory relating thereto; and

               (k) upon the occurrence of an Event of Default, no Borrower shall return any Inventory to its vendors without the prior consent of Lender.

        7.4 Equipment Covenants. With respect to the Equipment:

               (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender;

               (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

               (c) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

               (d) the Equipment is and shall be used in a Borrower's business and not for personal, family, household or farming use;

               (e) no Borrower shall remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one such location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business;

               (f) the Equipment is now and shall remain personal property and no Borrower shall permit any of the Equipment to be or become a part of or affixed to real property; and

               (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment.

        7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to:

               (a) at any time an Event of Default or event with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing: (i) demand payment on Accounts or other proceeds of Inventory or other Collateral; (ii) enforce payment of Accounts or other Obligations included in the Collateral by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies to collect any Account or other proceeds of Inventory or other Collateral; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account or other Obligations included in the Collateral; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor; (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower; (ix) have access to any postal box into which such Borrower's mail is deposited; and (x) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements; and

               (b) at any time, subject to the terms of the agreement(s) relating to the Blocked Account(s) to: (i) take control in any manner of any item of payment or proceeds thereof; (ii) have access to any lockbox; (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations;
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors; and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto.

Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of an indemnified party's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

        7.6 Right to Cure. Lender may, at its option, (a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against such Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge a Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section 7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

        7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to such Borrower, or at any time and without notice to such Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's books and records, including, without limitation, the Records, and (b) such Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request to the extent that furnishing Lender with such books and records or extracts therefrom does not impair such Borrower's legal right to keep such books and records or extracts therefrom privileged between such Borrower and the preparer of such books and records, and
(c) use during normal business hours such of any Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES.

        Each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and the providing of Letter of Credit Accommodations by Lender to each Borrower:

        8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Each Borrower does not have any subsidiaries except as set forth on the Information Certificate of such Borrower.

        8.2 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower which have been or may hereafter be delivered by any Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of such Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, since the date of the most recent audited financial statements furnished by such Borrower to Lender prior to the date of this Agreement.

        8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and such Borrower's Records concerning Accounts are located only at the address set forth below such Borrower's signature hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in such Borrower's Information Certificate, subject to the right of each Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate of each Borrower correctly identifies any of such locations which are not owned by such Borrower and sets forth the owners and/or operators thereof and, to the best of such Borrower's knowledge, the holders of any mortgages on such locations.

        8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

        8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

        8.6 Litigation. Except as set forth on the Information Certificate of a Borrower, there is no present investigation by any governmental agency pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower would result in any material adverse change in the assets, business or prospects of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

        8.7 Compliance with Other Agreements and Applicable Laws. No Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

        8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of each Borrower to establish new accounts in accordance with Section 9.13 below.

        8.9 Environmental Compliance.

               (a) Except as set forth on Schedule 8.9 hereto, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of any Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower has transported, stored or disposed of any Hazardous Materials.

               (c) No Borrower has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

        8.10 Employee Benefits.

               (a) No Borrower has engaged in any transaction in connection with which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

               (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by any Borrower to be incurred with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which any Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and
Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(c) hereof.

               (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by any Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

               (e) No Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

        8.11 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Lender in writing.

        8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS.

        9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Lender thirty (30) days prior written notice of any proposed change in any Borrower's corporate name, which notice shall set forth the new name and Borrowers shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower with the new corporate name providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

        9.2 New Collateral Locations. A Borrower may open any new location within the continental United States provided Borrowers: (a) give Lender thirty
(30) days prior written notice of the intended opening of any such new location; and (b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and, if such Borrower leases such new location, provides a landlord waiver or subordination reasonably acceptable to Lender.

        9.3 Compliance with Laws, Regulations, Etc.

               (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

               (b) Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall report to Lender on such response.

               (c) Borrowers shall give both oral and written notice to Lender immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of: (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material; or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower; (B) the release, spill or discharge, threatened or actual, of any Hazardous Material; (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials; or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

               (d) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.5 Insurance. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each

Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of such Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

        9.6 Financial Statements and Other Information.

               (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) in accordance with GAAP and each Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, (A) monthly unaudited consolidated financial statements of such Borrower, and, if such Borrower has any subsidiaries, unaudited consolidating financial statements of such Borrower and its subsidiaries (including in each case balance sheets and statements of income and loss), all in detail satisfactory to Lender, fairly presenting the financial position and the results of the operations of such Borrower and its subsidiaries as of the end of and through such fiscal month and (B) a monthly report setting forth the amount of any transfer of money or property to another Borrower during the preceding fiscal month; (ii) within thirty (30) days after the end of each fiscal quarter, a consolidated balance sheet of such Borrower, which shall reflect in each case, without limitation, any outstanding indebtedness owed to or owing by another Borrower, all in detail satisfactory of Lender, fairly presenting the financial position and the results of the operations of such Borrower as of the end of and for such fiscal quarter; and (iii) within ninety
(90) days after the end of each fiscal year, (A) audited consolidated financial statements of such Borrower (including in each case balance sheets and statements of income and loss), and the accompanying notes thereto, all in detail satisfactory to Lender, fairly presenting the financial position and the results of the operations of such Borrower as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of such Borrower and its subsidiaries as of the end of and for the fiscal year then ended and (B) if such Borrower has any subsidiaries, unaudited consolidating financial statements of such Borrower and its subsidiaries (including in each case balance sheets and statements of income and loss), all in detail satisfactory to Lender, fairly presenting the financial position and the results of the operations of such Borrower and its subsidiaries as of the end of and for such fiscal year.

               (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

               (c) Each Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all financial reports which such Borrower sends to its stockholders generally and copies of all reports and registration statements which such Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (d) Each Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information in respect of the Collateral and the business of such Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Borrower to any court or other government agency or to any Eligible Assignee or prospective Eligible Assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender upon Lender's request to such Borrower, at such Borrower's expense, copies of the financial statements of such Borrower and any reports or management letters prepared by such accountants or auditors on behalf of such Borrower and to disclose to Lender such information as they may have regarding the business of such Borrower so long as such disclosure does not impair such Borrower's legal right to keep such report or information privileged between such accountants or auditors and such Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

        9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Borrower shall, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock (except for stock issued pursuant to an employee stock option program of such Borrower) or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of its Inventory in the ordinary course of business and (ii) the disposition of its worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of One Hundred Fifty Thousand Dollars ($150,000) for all such Equipment of all Borrowers disposed of in any fiscal year of Borrowers); provided, however, upon Lender's prior written consent, which shall not be unreasonably withheld, a Borrower may assign on a temporary basis its rights to certain trademarks to a third party for the sole purpose of pursuing litigation involving such trademarks, provided, that such trademarks shall be reassigned to such Borrower immediately upon the conclusion of such litigation, or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

        9.8 Encumbrances. No Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

               (a) the liens and security interests of Lender;

               (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books;

               (c) security deposits in the ordinary course of its business;

               (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue; or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

               (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

               (g) the security interests and liens set forth on Schedule 8.4 hereto.

        9.9 Indebtedness. No Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

               (a) the Obligations;

               (b) trade obligations and normal accruals in the ordinary course of its business not yet due and payable, or with respect to which such Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books;

               (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

               (d) obligations or indebtedness owed to another Borrower; provided, however, such obligations or indebtedness shall be (i) disclosed in the financial statements provided to Lender pursuant to Section 9.6 hereof, (ii) limited to amounts which would not render such Borrower insolvent, unable to pay its debts as they mature or to have insufficient capital to carry on its business, and (iii) on a basis subordinate to all other indebtedness of such Borrower, and provided, further, however, after giving effect to such obligations or indebtedness, no Event of Default, or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing; and

               (e) obligations or indebtedness set forth on the Information Certificate of such Borrower; provided, that, (i) such Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof,
(ii) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) such Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by such Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

        9.10 Loans, Investments, Guarantees, Etc. No Borrower shall, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

               (a) the guarantee of another Borrower's Obligations hereunder to the extent permitted under Section 13.11 hereof;

               (b) loans or advances of money or property to another Borrower or an Obligor; provided, however, such loans or advances shall be (i) disclosed in the financial statements provided to Lender pursuant to Section 9.6 hereof, (ii) limited to amounts which would not render the Borrower or Obligor receiving such loans or advances insolvent, unable to pay its debts as they mature or to have insufficient capital to carry on its business, (iii) on a basis subordinate to all other indebtedness of the other Borrower or Obligor receiving such loans or advances; (iv) with respect to advances to Holbrook, Deckers Japan, Deckers Europe, Phillipsburg and Picante, limited to an aggregate amount not to exceed Thirty Million Dollars ($30,000,000) at any time; provided, further, however, after giving effect to such loans or advances of money or property, no Event of Default, or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing;

               (c) the endorsement of instruments for collection or deposit in the ordinary course of its business;

               (d) investments in: (i) short-term direct obligations of the United States Government; (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of such Borrower or to bearer and delivered to Lender; and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, each Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

               (e) the repurchase of its own stock, provided, that, after giving effect to such repurchase, (i) no Event of Default, or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing and (ii) Excess Availability shall not be less than One Hundred Thousand Dollars ($100,000) in the aggregate; and

               (f) the guarantees set forth in the Information Certificate of such Borrower.

        9.11 Dividends and Redemptions. No Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of such Borrower now or hereafter outstanding other than dividends paid in capital stock, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock and except as set forth in Section 9.10(e) hereof or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

        9.12 Transactions with Affiliates. No Borrower shall enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

        9.13 Additional Bank Accounts. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

        9.14 Compliance with ERISA.

               (a) No Borrower shall with respect to any "employee pension benefit plans" maintained by such Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA; (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject any Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan; (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan; (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

               (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

        9.15 Year 2000 Compliance. Each Borrower agrees to perform all acts reasonably necessary to ensure that: (a) each Borrower and any business in which such Borrower holds a substantial interest; and (b) on a best efforts basis by such Borrower, that all customers, suppliers and vendors that are material to such Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of each Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrowers shall, immediately upon request, provide to Lender such certifications or other evidence of each Borrower's compliance with the terms hereof as Lender may from time to time reasonably require.

        9.16 Adjusted Net Worth. Borrowers' Adjusted Net Worth, on a consolidated basis, shall not, as of the end of each calendar quarter, be less than Thirty Million Dollars ($30,000,000).

        9.17 Amendments to Teva License Agreements. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, no Borrower shall enter into or consent to any amendment, adjustment and/or modification to the Teva License Agreements which would in Lender's determination (a) adversely affect the economic terms of the Teva

License Agreements for Borrowers, (b) shorten the duration or term of the Teva License Agreements, (c) adversely affect the material benefits of any Borrower under the Teva License Agreements; or (d) amend, modify or change in any way paragraph 4 of that certain Letter Agreement dated November 4, 1994 between Mark Thatcher and DOC, granting Lender the right to sell any Inventory subject to the Teva License Agreements.

        9.18 TEVA Acknowledgement. As soon as practicable, Borrowers shall use their reasonable best efforts to deliver to Lender an acknowledgment, in form and substance satisfactory to Lender, by Mark Thatcher, an individual, of Lender's right to dispose of any Inventory subject to the Teva License Agreements.

        9.19 Costs and Expenses. Each Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

               (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

               (b) all reasonable costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees;

               (c) all reasonable costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto;

               (d) all charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations;

               (e) all reasonable costs and expenses of preserving and protecting the Collateral;

               (f) all reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

               (g) all reasonable out-of-pocket expenses and costs incurred by Lender's examiners in the conduct of their periodic field examinations of the Collateral and any Borrower's operations, plus a per diem charge at the rate of Six Hundred Fifty Dollars ($650) per person per day for Lender's examiners in the field; and

               (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

        9.20 Further Assurances. At the request of Lender at any time and from time to time, each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of any Borrower representing on behalf of such Borrower that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.

        10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

               (a) any Borrower fails to pay when due any of the Obligations;

               (b) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements and such failure shall continue for five (5) Business Days; provided; that, such five (5) Business Day period shall not apply in the case of: (i) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) Business Day period or which has previously been the subject of a prior failure or (ii) an intentional breach by such Borrower of such term, covenant, condition or provision;

               (c) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (d) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender and such failure shall continue for five (5) Business Days; provided, that, such five (5) Business Day period shall not apply in the case of: (i) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such five (5) Business Day period or which has previously been the subject of a prior failure or (ii) an intentional breach by such Obligor of such term, covenant, condition or provision;

               (e) any judgment for the payment of money is rendered against any Borrower in excess of One Hundred Thousand Dollars ($100,000) in any one case or in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate with respect to any one Borrower and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any of their assets;

               (f) any Borrower dissolves or suspends or discontinues doing business or without the prior written consent of Lender, which consent shall not be unreasonably withheld, any Obligor if such Obligor is in possession of any assets of any Borrower or is indebted to any Borrower, dissolves or suspends or discontinues doing business;

               (g) any Borrower becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer, or without the prior written consent of Lender, which consent shall not be unreasonably withheld, any Obligor if such Obligor is in possession of any assets of any Borrower or is indebted to any Borrower becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower, or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any such Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (i) without the prior written consent of Lender, which consent shall not be unreasonably withheld, a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Obligor if such Obligor is in possession of any assets of any Borrower or is indebted to any Borrower, or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any such Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (j) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower, or for all or any part of its property or without the prior written consent of Lender, which consent shall not be unreasonably withheld, a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Obligor if such Obligor is in possession of any assets of any Borrower or is indebted to any Borrower, or for all or any part of its property;

               (k) any default by any Borrower under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of One Hundred Thousand Dollars ($100,000), which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower under any material contract, lease, license or other obligation to any person other than Lender, including without limitation, the Teva License Agreement, which default continues for more than the applicable cure period, if any, with respect thereto;

               (l) Douglas Otto, an individual, ceases to be the largest shareholder of DOC or without the prior written consent of Lender, DOCI, SSI, or UHI ceases to be wholly owned subsidiaries of DOC;

               (m) the indictment or threatened indictment of any Borrower under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower;

               (n) there shall be a material adverse change in the business, assets or prospects of any Borrower after the date hereof; or

               (o) there shall be an event of default under any of the other Financing Agreements.

        10.2 Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the California Uniform Commercial Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(h) and 10.1(i), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require any Borrower, at such Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to only the Borrower whose Collateral is to be sold or disposed, designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required. Each Borrower waives any right to require Lender to marshall the Collateral or proceed among them in any manner.

               (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all reasonable costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses. Lender may allocate any payments received or amounts realized among the Borrowers in its sole discretion.

               (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to any Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to any Borrower.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

        11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

               (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the County of Los Angeles, State of California and of the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Borrower or its property).

               (c) Each Borrower and Lender hereby consents that any and all service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed effective and to be completed five (5) days after the same shall have been so deposited in the U.S. mails.

               (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

        11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances.

        11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

        11.4 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, unless such losses, claims, damages, liabilities, costs or expenses arose from an indemnified party's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.4 may be unenforceable because it violates any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 11.4. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS.

        12.1 Term.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for an initial term ending sixty (60) days prior to the expiration date of either Teva License Agreements, whichever date is earlier, provided, however, if the expiration dates of both the Teva License Agreements are extended beyond August 31, 2001 upon terms and conditions acceptable to Lender, then the initial term of this Agreement shall end on the earlier of sixty (60) days preceding the new expiration date of either Teva License Agreements, whichever date is earlier or the date three (3) years from the date hereof (the end of the initial term of this Agreement shall be referred to herein as, the "Renewal Date"). Borrowers (collectively, but not individually) or Lender may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice. Borrowers (collectively, but not individually) may terminate this Agreement prior to the end of the then current term, including any renewal term, for any reason upon sixty (60) days prior written notice to Lender, and in such case Borrowers agree to pay to Lender the applicable early termination fee provided for in Section 12.1(c) hereof; provided, however that no such fee shall be payable if this Agreement is so terminated after the third anniversary date of this Agreement. Regardless of the timing of termination, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 10:30 a.m., Los Angeles time.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

               (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                    Amount                              Period
                    ------                              ------
     (i)   3% of the Maximum Credit       from the date of this Agreement to
                                          and including the first anniversary
                                          date of this Agreement;

    (ii)   2% of the Maximum Credit       from the date after the first
                                          anniversary of this Agreement to and
                                          including the second anniversary date
                                          of this Agreement; or

    (iii)  1% of the Maximum Credit       from the date after the second
                                          anniversary of this Agreement to and
                                          including the third anniversary date
                                          of this Agreement.

Notwithstanding the foregoing, such early termination fee shall be waived by Lender in the event that at any time after the first anniversary date of this Agreement, the Obligations are satisfied in full with the proceeds of a refinancing provided by First Union National Bank and no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this
Section 12.1 shall be deemed included in the Obligations.

        12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their respective chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notice by Lender to one Borrower shall be effective notice to all Borrowers. Lender shall use its best efforts to provide to DOC copies of any notices sent by Lender hereunder to any other Borrower.

        12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

        12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, each Borrower and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to any Eligible Assignee, in which event, the Eligible Assignee shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

        12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

        12.6 Publicity. Each Borrower consents to Lender publishing a tombstone or similar advertising material, the content of which shall be mutually acceptable to Borrowers and Lender, relating to the financing transaction contemplated by this Agreement.

SECTION 13. JOINT AND SEVERAL LIABILITY AND SURETYSHIP WAIVERS.

        13.1 Independent Obligations; Subrogation. The obligations of each Borrower, as guarantor of another Borrower's Obligations hereunder are joint and several. To the maximum extent permitted by law, each Borrower hereby waives any claim, right or remedy which either may now have or hereafter acquire against any other Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against any Borrower or any Collateral which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged. In addition, each Borrower hereby waives any right to proceed against the other Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower may now have or hereafter have as against the other Borrower with respect to the Obligations until the Obligations are fully paid and finally discharged. Each Borrower also hereby waives any rights of recourse to or with respect to any asset of the other Borrower until the Obligations are fully paid and finally discharged.

        13.2 Authority to Modify Obligations and Security. Each Borrower authorizes Lender, without notice or demand and without affecting any Borrower's liability hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations, to: (i) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to the other Borrower, including, without limitation, to increase or decrease the rate of interest thereon; (ii) accept, substitute, waive, defease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the other Borrower's Obligations; (iii) apply any and all such Collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; (iv) deal with the other Borrower as Lender may elect; (v) in Lender's sole discretion, settle, release on terms satisfactory to Lender, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of the other Borrower's Obligations and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof;
(vi) apply any and all payments or recoveries from the other Borrower as Lender, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (vii) apply any sums realized from Collateral furnished by the other Borrower upon any of its indebtedness or obligations to Lender as Lender, in its sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all without in any way diminishing, releasing or discharging the liability of any Borrower hereunder.

        13.3 Waiver of Defenses. Upon an Event of Default by any Borrower in respect of any Obligations, Lender may, at its option and without notice to the Borrowers, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Lender to: (i) proceed against the other Borrower or any other person whomsoever; (ii) proceed against or exhaust any Collateral given to or held by Lender in connection with the Obligations; (iii) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or (iv) pursue any other remedy in Lender's power whatsoever. A separate action or actions may be brought and prosecuted against any Borrower whether or not action is brought against the other Borrower and whether the other Borrower be joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

        13.4 Exercise of Lender's Rights. Each Borrower hereby authorizes and empowers Lender in its sole discretion, without any notice or demand to such Borrower whatsoever and without affecting the liability of such Borrower hereunder, to exercise any right or remedy which Lender may have available to it against the other Borrower.

        13.5 Additional Waivers. Each Borrower waives any defense arising by reason of any disability or other defense of the other Borrower or by reason of the cessation from any cause whatsoever of the liability of the other Borrower or by reason of any act or omission of Lender or others which directly or indirectly results in or aids the discharge or release of the other Borrower or any Obligations or any Collateral by operation of law or otherwise. The Obligations shall be enforceable against each Borrower without regard to the validity, regularity or enforceability of any of the Obligations with respect to any of the other Borrower or any of the documents related thereto or any collateral security documents securing any of the Obligations. No exercise by Lender of, and no omission of Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Lender against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Borrowers or give to the Borrowers any right of recourse against Lender. The Borrowers specifically agree that the failure of Lender: (i) to perfect any lien on or security interest in any property heretofore or hereafter given by Borrowers to secure payment of the Obligations, or to record or file any document relating thereto or (ii) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

        13.6 Additional Indebtedness. Additional Obligations may be created from time to time at the request of any Borrower and without further authorization from or notice to any other Borrower even though the borrowing Borrower's financial condition may deteriorate since the date hereof. Each Borrower waives the right, if any, to require Lender to disclose to such Borrower any information it may now have or hereafter acquire concerning the other Borrower's character, credit, Collateral, financial condition or other matters. Each Borrower has established adequate means to obtain from the other Borrower on a continuing basis financial and other information pertaining to such Borrower's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal. Lender need not inquire into the powers of any of the Borrowers or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All obligations of Borrowers to Lender heretofore, now or hereafter created shall be deemed to have been granted at Borrowers' special insistence and request and in consideration of and in reliance upon this Agreement.

        13.7 Notices, Demands, Etc. Except as expressly provided by this Agreement, Lender shall be under no obligation whatsoever to make or give to any Borrower, and each Borrower hereby waives diligence, all rights of setoff and counterclaim against Lender, all demands, presentments, protests, notices of protests, notices of protests, notices of nonperformance, notices of dishonor, and all other notices of every kind or nature, including notice of the existence, creation or incurring of any new or additional Obligations.

        13.8 Subordination. Except as otherwise provided in this Section 13.8, any indebtedness of any Borrower now or hereafter owing to any other Borrower is hereby subordinated to the Obligations, whether heretofore, now or hereafter created, and whether before or after notice of termination hereof, and, following the occurrence and during the continuation of an Event of Default, no Borrower shall, without the prior consent of Lender, pay in whole or in part any of such indebtedness nor will any such Borrower accept any payment of or on account of any such indebtedness at any time while such Borrower remains liable hereunder. At the request of Lender, after the occurrence and during the continuance of an Event of Default, each Borrower shall pay to Lender all or any part of such subordinated indebtedness and any amount so paid to Lender at its request shall be applied to payment of the Obligations. Each payment on the indebtedness of any Borrower to the other Borrower received in violation of any of the provisions hereof shall be deemed to have been received by any other Borrower as trustee for Lender and shall be paid over to Lender immediately on account of the Obligations, but without otherwise affecting in any manner any such Borrower's liability under any of the provisions of this Agreement. Each Borrower agrees to file all claims against the other Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of the other Borrower to such Borrower, and Lender shall be entitled to all of any such Borrower's rights thereunder. If for any reason any such Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Lender, as such Borrower's attorney-in-fact, is hereby authorized to do so in Borrowers' name or, in Lender's discretion, to assign such claim to, and cause a proof of claim to be filed in the name of, Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose any such Borrower hereby assigns to Lender all such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than any such Borrower's liability hereunder, Lender will pay the excess amount to the party entitled thereto.

        13.9 Revival. If any payments of money or transfers of property made to Lender by any Borrower should for any reason subsequently be declared to be, or in Lender's counsel's good faith opinion be determined to be, fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called "voidable transfers") under the Bankruptcy Code or any other federal or state law and Lender is required to repay or restore, or in Lender's counsel's opinion may be so liable to repay or restore, any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all reasonable costs and expenses (including reasonable attorneys' fees) of Lender related thereto, such Borrower's liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Lender.

        13.10 Understanding of Waivers. Each Borrower warrants and agrees that the waivers set forth in this Section 13 are made with full knowledge of their significance and consequences. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

        13.11 Limited Liability. The Obligations of each Borrower shall be owed and payable jointly and severally; provided, however, notwithstanding any other provision of this Agreement, at Lender's option and upon Lender's acceleration of the Obligations following an Event of Default, the aggregate liability of each Borrower for Obligations owed by the other Borrowers (exclusive of the Obligations owed by such Borrower directly to Lender which shall be unlimited and not reduced in any way) shall be limited to the respective dollar amount set forth below opposite such Borrower's name:

             Borrower                                  Liability Amount
             --------                                  ----------------
             Deckers Outdoor Corporation                 $50,000,000
             Deckers Outdoor Corporation International   $ 5,000,000
             Simple Shoes, Inc.                          $ 5,000,000
             UGG Holdings, Inc.                          $10,000,000
             Heirlooms, Inc.                             $ 5,000,000;

it being understood that payments and prepayments of the Obligations by another Borrower, any Obligor or any other Person, or the application of any proceeds from foreclosure or other exercise of remedies against any Collateral, for purposes of this Section 13.11, shall be applied by Lender in its sole determination. Lender shall at any time have the right, without notice to any Borrower, to reduce the limitation amount set forth above for any Borrower and each Borrower hereby consents to any such unilateral reduction by Lender at any time. No Borrower may benefit from such limitations set forth herein by Lender except as agreed to by Lender in writing. Such limitations shall not be used by any Borrower as a defense to or limitation of payment or in satisfaction of any Obligation as asserted by Lender to be owed and do not alter, modify or limit the terms of this Agreement except as to the extent as Lender agrees in writing.

        IN WITNESS WHEREOF, Lender and each Borrower have caused this Agreement to be duly executed as of the day and year first above written.



LENDER                                   BORROWER

CONGRESS FINANCIAL CORPORATION           DECKERS OUTDOOR CORPORATION,
(WESTERN)                                a Delaware corporation

By:    /s/ June M. Cowgill               By:    /s/ M. Scott Ash
       -----------------------------            --------------------------------
Name:  June M. Cowgill                   Name:  M. Scott Ash
       -----------------------------            --------------------------------
Title: Vice President                    Title:
       -----------------------------            --------------------------------

Address                                  Chief Executive Office

225 South Lake Avenue, Suite 1000        495-A South Fairview Avenue
Pasadena, California 91101               Goleta, California  93117


                                         DECKERS OUTDOOR CORPORATION
                                         INTERNATIONAL, a Delaware corporation

                                         By:    /s/ M. Scott Ash
                                                --------------------------------
                                         Name:  M. Scott Ash
                                                --------------------------------
                                         Title:
                                                --------------------------------


                                         Chief Executive Office

                                         495-A South Fairview Avenue
                                         Goleta, California  93117

                                         SIMPLE SHOES, INC.,
                                         a California corporation

                                         By:    /s/ M. Scott Ash
                                                --------------------------------
                                         Name:  M. Scott Ash
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                         Chief Executive Office

                                         495-A South Fairview Avenue
                                         Goleta, California  93117


                                         UGG HOLDINGS, INC.,
                                         a California corporation

                                         By:    /s/ M. Scott Ash
                                                --------------------------------
                                         Name:  M. Scott Ash
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                         Chief Executive Office

                                         495-A South Fairview Avenue
                                         Goleta, California  93117


                                         HEIRLOOMS, INC.,
                                         a California corporation

                                         By:    /s/ M. Scott Ash
                                                --------------------------------
                                         Name:  M. Scott Ash
                                                --------------------------------
                                         Title:
                                                --------------------------------

                                         Chief Executive Office

                                         495-A South Fairview Avenue
                                         Goleta, California  93117